                                                                     EXHIBIT 4.8


                             JACKSON PRODUCTS, INC.

                   SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT


     THIS SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT, dated as of July 1, 1996 (this "Amendment"), is made by and among JACKSON PRODUCTS, INC., a Delaware
       ---------
corporation (together with its subsidiaries, unless otherwise indicated by the context, the "Company"), whose address is 101 S. Hanley Road, St. Louis,
              -------
Missouri 63105, MCIT PLC, an investment trust organized under the laws of the United Kingdom ("MCIT"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL
                 ----
PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED, MASSMUTUAL CORPORATE INVESTORS, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and the JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (collectively with MCIT, the

"Institutional Investors") and SAFETY PARTNERS, L.P. ("Safety Partners"), the
------------------------                               ---------------
Jordan Investors (as defined therein) that are signatories hereto (the "Jordan
                                                                        ------
Investors") and the management Stockholders referred to in the signature pages
---------
hereto (the "Management Stockholders").
             -----------------------

     WHEREAS, a Stockholders Agreement was entered into on August 16, 1995 and amended on March 1, 1996 (as amended, the "Agreement"), by and among the
                                           ---------
Company, the Institutional Investors, Safety Partners, the Jordan Investors and the Management Stockholders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Company desires to effect a 100-to-1 Reverse Stock Split (the "Stock Split") to reduce its total authorized number of shares of capital stock
 -----------
from 16,200,000 to 162,000;

     WHEREAS, the parties desire to amend this Agreement to set forth their respective ownership interests in connection with the reduction in the total authorized number of shares of capital stock;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto mutually agree as follows:

     1. The Stockholder Schedule attached to the Agreement in the form attached hereto as Exhibit A is hereby amended and revised to read in its
                   ---------
entirety in the form attached hereto as Exhibit B; provided, that no individual
                                        ---------  --------
stockholder's share ownership shall be deemed reduced unless all stockholders' share ownership are proportionately and simultaneously reduced. All references in the Agreement to numbers of shares should be read in conjunction with the Stockholder Schedule attached hereto as Exhibit B. By way of example,
                                        ---------
references to Options in the Agreement consisting of 172,414 shares of Common Stock shall, following the date hereof, be read as consisting of 1724.14 shares of Common Stock as set forth on the Stockholder Schedule attached hereto as Exhibit B. As a result, the respective ownership percentages (but not the
---------
number of shares held) of the Company's stockholders prior to the date hereof as set forth on the Stockholder Schedule attached hereto as Exhibit A will remain
                                                         ---------
unchanged following the Stock Split.

     2. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

     3. By executing and delivering this Amendment, each Stockholder hereby consents to the Stock Split and hereby authorizes the officers of the Company to do or cause to be done all acts necessary to effectuate the Stock Split including, but not limited to, any filings with the Secretary of State of the State of Delaware and the payment of any fees incident thereto.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                    JACKSON PRODUCTS, INC.


                              By: /s/ Christopher T. Paule
                                 -------------------------------
                                 Name:  Christopher T. Paule
                                 Title: Vice President


                              Leucadia Investors, Inc.


                              By: /s/ Ruth Klindtwort
                                 --------------------------------
                                 Name:  Ruth Klindtwort
                                 Title: Vice President


                              John W. Jordan, II Revocable Trust


                                    /s/ John W. Jordan, II
                              ----------------------------------
                              John W. Jordan, II
                              Trustee


                                     /s/ David W. Zalaznick
                              -----------------------------------
                              David W. Zalaznick


                                    /s/ Jonathan F. Boucher
                              -----------------------------------
                              Jonathan F. Boucher


                                      /s/ John R. Lowden
                              -----------------------------------
                              John R. Lowden

                                      /s/ Adam E. Max
                              -----------------------------------
                              Adam E. Max


                                     /s/ John M. Camp, III
                              -----------------------------------
                              John M. Camp, III



                              John M. Camp, III
                              Profit Sharing Plan DTD
                              1/1/88

                                    /s/ John M. Camp, III
                              -----------------------------------
                              John M. Camp, III, Trustee


                                   /s/ A. Richard Caputo, Jr.
                              -----------------------------------
                              A. Richard Caputo, Jr.


                              James E. Jordan, Jr. Profit Sharing
                              Plan and Trust

                              By:  /s/ James E. Jordan, Jr.
                                 -------------------------------
                                 James E. Jordan, Jr.
                                 Trustee


                                     /s/ Paul R. Rodzevik
                              -----------------------------------
                              Paul R. Rodzevik


                              MANAGEMENT STOCKHOLDERS:


                                     /s/ Wayne C. Bircher
                              -----------------------------------
                              Wayne C. Bircher


                                      /s/ Ronald C. Boeger
                              -----------------------------------
                              Ronald C. Boeger

                                      /s/ John L. Bortle
                              -----------------------------------
                              John L. Bortle


                                     /s/ Michael C. Taylor
                              -----------------------------------
                              Michael C. Taylor


                                      /s/ Robert H. Elkin
                              -----------------------------------
                              Robert H. Elkin

                                      /s/ Allan A. Huning
                              -----------------------------------
                              Allan A. Huning


                                      /s/ Mark A. Kolmer
                              -----------------------------------
                              Mark A. Kolmer


                                     /s/ Robert J. Mills
                              -----------------------------------
                              Robert J. Mills


                                       /s/ John M. Pappas
                              -----------------------------------
                              John M. Pappas


                                   /s/ Darold G. Oltjenbruns
                              -----------------------------------
                              Darold G. Oltjenbruns


                                   /s/ Christopher T. Puale
                              -----------------------------------
                              Christopher T. Paule


                                     /s/ Robert J. Sandner
                              -----------------------------------
                              Robert J. Sandner


                              MCIT PLC


                              By: /s/ James E. Jordan, Jr.
                                 --------------------------------
                                 Name:  James E. Jordan, Jr.
                                 Title: Director


                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Managing Director

                              MASSMUTUAL PARTICIPATION INVESTORS


                              The name MassMutual Participation Investors is the designation of the Trustees under a Declaration of Trust dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust's assets and property only shall be bound.


                              By: /s/ John B. Joyce
                                 --------------------------------
                                 Name:  John B. Joyce
                                 Title: Vice President


                              MASSMUTUAL CORPORATE INVESTORS


                              The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.


                              By: /s/ John B. Joyce
                                 --------------------------------
                                 Name:  John B. Joyce
                                 Title: Vice President

                              MASSMUTUAL CORPORATE VALUE PARTNERS


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Managing Director


                              THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ A. Kipp Koester
                                 --------------------------------
                                 Name:  A. Kipp Koester
                                 Title: Vice President


                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ Dana Donovan
                                 --------------------------------
                                 Name:  Dana Donovan
                                 Title: Sr. Investment Officer


                              SAFETY PARTNERS, L.P.


                              By: /s/ Andrew R. Whittaker
                                 --------------------------------
                                 Name:  Andrew R. Whittaker
                                 Title: Managing Director


                              NEW STOCKHOLDERS:


                                    /s/ John L. Garavaglia
                              -----------------------------------
Date:  December 1, 1996       John L. Garavaglia
       ----------------

                                                                       EXHIBIT A
                                                                       ---------

                     Pre-Stock Split Stockholders Schedule
                     -------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                                Post-Stock Split
                             Stockholders Schedule
                             ---------------------